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                                16,500,000 SHARES

                                  AQUILA, INC.

                              CLASS A COMMON STOCK

                             UNDERWRITING AGREEMENT

April ___, 2001

LEHMAN BROTHERS INC.,
MERRILL LYNCH, PIERCE, FENNER & SMITH
            INCORPORATED,
SALOMON SMITH BARNEY INC.,
CREDIT LYONNAIS SECURITIES (USA) INC. AND
J.P. MORGAN SECURITIES INC.
   As Representatives of the several
   U.S. Underwriters named in Schedule 1,

c/o Lehman Brothers Inc.
Three World Financial Center
New York, New York 10285

and

Merrill Lynch, Pierce, Fenner & Smith Incorporated
World Financial Center--North Tower
New York, New York  10281-1327

LEHMAN BROTHERS INTERNATIONAL (EUROPE),
MERRILL LYNCH INTERNATIONAL,
SALOMON BROTHERS INTERNATIONAL LIMITED,
CREDIT LYONNAIS SECURITIES AND
J.P. MORGAN SECURITIES LTD.
   As Representatives of the several
   International Underwriters named in Schedule 3,

c/o Lehman Brothers International (Europe)
One Broadgate
London EC2M 7HA
England

and

Merrill Lynch International
World Financial Center--North Tower
New York, New York  10281-1327

Dear Sirs:

     Aquila, Inc., a Delaware corporation (the "COMPANY"), and UtiliCorp United Inc. (the "SELLING SHAREHOLDER") propose to sell an aggregate of 16,500,000 shares (the "FIRM STOCK") of the Company's Class A Common Stock, par value $0.01 per share (the "COMMON STOCK") upon the terms and conditions stated in this letter.

     The Company proposes, subject to the terms and conditions stated herein, to issue and then sell to the Underwriters (as defined herein) 12,250,000 shares of Firm Stock, and the Selling Shareholder proposes, subject to




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the terms and conditions stated herein, to sell to the Underwriters 4,250,000 shares of Firm Stock. It is understood that an aggregate of 13,200,000 shares of the Firm Stock (the "U.S. FIRM STOCK") will be sold to the several U.S. Underwriters named in SCHEDULE 1 hereto (the "U.S. UNDERWRITERS") in connection with the offering and sale of such U.S. Firm Stock in the United States and Canada to United States Persons and Canadian Persons (as such terms are defined in the Intersyndicate Agreement of even date herewith), and an aggregate of 3,300,000 shares of the Firm Stock (the "INTERNATIONAL FIRM STOCK") will be sold to the several International Underwriters named in SCHEDULE 2 hereto (the "INTERNATIONAL UNDERWRITERS") in connection with the offering and sale of such International Firm Stock outside the United States and Canada to persons other than United States Persons and Canadian Persons. Lehman Brothers Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated, Salomon Smith Barney Inc., Credit Lyonnais Securities (USA) Inc. and J.P. Morgan Securities Inc. shall act as representatives (the "U.S. REPRESENTATIVES") of the several U.S. Underwriters, and Lehman Brothers International (Europe), Merrill Lynch International, Salomon Brothers International Limited, Credit Lyonnais Securities and J.P. Morgan Securities Ltd. shall act as representatives (the "INTERNATIONAL REPRESENTATIVES") of the several International Underwriters. The U.S. Underwriters and the International Underwriters are hereinafter collectively referred to as the "UNDERWRITERS." The U.S. Representatives and the International Representatives are hereinafter collectively referred to as the "REPRESENTATIVES."

     In addition, the Company and the Selling Shareholder propose to grant to the Underwriters an option to purchase up to an additional 1,975,000 and 500,000 shares of the Common Stock, respectively, on the terms and for the purposes set forth in Sections 2 and 5 (the "OPTION STOCK"). The Firm Stock and the Option Stock, if purchased, are hereinafter collectively called the "STOCK."

     Anything herein to the contrary notwithstanding, the consummation of the issuance and sale of Stock (as defined herein) by the Company pursuant to this Agreement on the one hand, and the consummation of the sale of Stock by the Selling Shareholder on the other hand, are both expressly conditional on one another.

     It is further understood that 825,000 shares of the Firm Stock (the "DIRECTED SHARES") will initially be reserved by the Underwriters for offer and sale to directors and employees of the Company and its affiliates (collectively, the "PARTICIPANTS") upon the terms and conditions set forth in the Prospectus and in accordance with the rules and regulations of the National Association of Securities Dealers, Inc. (the "DIRECTED SHARE PROGRAM"). Under no circumstances will any Representative or Underwriter be liable to the Company, the Selling Shareholder or to any Participant for any action taken or omitted to be taken in good faith in connection with such Directed Share Program. To the extent that any Directed Shares are not affirmatively reconfirmed for purchase by any Participant by the end of the business day after the date of this Agreement, such Directed Shares may be offered to the public as part of the public offering contemplated hereby.

               Section 1. REPRESENTATIONS, WARRANTIES AND AGREEMENTS OF THE COMPANY.

     The Company represents, warrants and agrees that:

               (a) A registration statement on Form S-1 with respect to the Stock has (i) been prepared by the Company in conformity with the requirements of the Securities Act of 1933, as amended (the "SECURITIES ACT"), and the rules and regulations (the "RULES AND REGULATIONS") of the Securities and Exchange Commission (the "COMMISSION") thereunder, (ii) been filed with the Commission under the Securities Act and (iii) become effective under the Securities Act. The registration statement contains two prospectuses to be used in connection with the offering and sale of the Stock: the U.S. prospectus, to be used in connection with the offering and sale of Stock in the United States and Canada to United States Persons and Canadian Persons, and the international prospectus, to be used in connection with the offering and sale of Stock outside the United States and Canada to persons other than United States Persons and Canadian Persons. The international prospectus is identical to the U.S. prospectus except for the outside front and back cover pages. Copies of such registration statement and each of the amendments thereto have been delivered by the Company to you. As used in this Agreement, "EFFECTIVE TIME" means the date and the time as of which such registration statement, or the most recent post-effective amendment thereto, if any, was declared effective by the Commission; "EFFECTIVE DATE" means the date of the Effective Time; "PRELIMINARY PROSPECTUS" means each prospectus included in such registration statement, or amendments thereof, before it became effective under the Securities Act and any prospectus filed with the Commission by the Company with the consent of the Representatives pursuant to Rule 424(a) of the Rules and Regulations; "REGISTRATION STATEMENT" means such registration statement, as amended at the Effective Time, including all information contained in the final prospectus filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations and deemed to be a part of the registration statement as of the Effective Time pursuant to Rule 430A of the Rules and Regulations; and "PROSPECTUS" means the U.S. prospectus and the international prospectus in the respective forms first used to confirm sales of Stock. If the Company has filed an abbreviated registration statement to register additional shares of Common Stock pursuant to Rule 462(b) under the Securities Act (the "RULE 462 REGISTRATION STATEMENT"), then any reference herein to the term "REGISTRATION STATEMENT" shall be deemed to include such Rule 462 Registration Statement.

               (b) The Registration Statement conforms, and the Prospectus and any further amendments or supplements to the Registration Statement or the Prospectus will, when they become effective or are filed with the Commission, as the case may be, conform in all material respects to the requirements of the Securities Act and the Rules and Regulations and do not and will not, as of the applicable Effective Date (as to the Registration Statement and any amendment thereto) and as of the applicable filing date (as to the Prospectus and any amendment or supplement thereto) contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading (in the case of the Prospectus, in light of the circumstances under which they were made); provided that no representation or warranty is made as to information contained in or omitted from the Registration Statement or the Prospectus in reliance upon and in conformity with written information furnished to the Company through the Representatives by or on behalf of any Underwriter specifically for inclusion therein. The Commission has not issued any order preventing or suspending the use of any Preliminary Prospectus.

               (c) Each of the Company and its significant subsidiaries (as defined in Section 17) has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, with full power and authority (corporate and other) to own or lease its properties and conduct its business as described in the Prospectus, and is duly qualified to do business and is in good standing in each jurisdiction in which the character of the business conducted by it or the location of the properties owned or leased by it makes such qualification necessary (except where the failure to be so qualified and in good standing could not be reasonably expected to have a material adverse effect on the Company and its subsidiaries taken as a whole).

               (d) The Company has an authorized capitalization as set forth in the Prospectus, and all of the outstanding shares of capital stock of the Company and all of the outstanding shares of capital stock of each significant subsidiary, have been duly authorized and validly issued, and are fully paid and nonassessable. All of the outstanding shares of capital stock of each significant subsidiary that are owned directly or indirectly by the Company are owned free and clear of any claim, lien, encumbrance or security interest except as otherwise disclosed in writing to the Representatives.

               (e) The shares of the Stock to be issued and sold by the Company and the Selling Shareholder to the Underwriters hereunder, upon issuance and delivery and payment therefor in the manner described herein, will be duly authorized, validly issued, fully paid and nonassessable. Such shares of Stock conform to the descriptions thereof in the

               Preliminary Prospectus, dated April 6, 2001, and the Prospectus. There are no preemptive or other rights to subscribe for or to purchase, or any restriction upon the transfer of, any shares of the Company's capital stock, including the Stock when issued, pursuant to the Company's certificate of incorporation, bylaws or other governing documents or any agreement or other instrument to which the Company or any of its subsidiaries is a party or by which it may be bound.

               (f) This Agreement has been duly authorized, executed and delivered by the Company and conforms in all material respects to the description thereof in the Prospectus.

               (g) Neither the Company nor any of its subsidiaries is, nor with the giving of notice or lapse of time or both would be, in violation of or in default under, nor will the execution or delivery of this Agreement or consummation of the transactions contemplated by this Agreement result in a violation of, or constitute a default under, the certificate of incorporation, bylaws or other governing documents of the Company or any of its subsidiaries, or any agreement, indenture or other instrument to which the Company or any of its subsidiaries is a party or by which any of them is bound, or to which any of their properties is subject, nor will the performance by the Company of its obligations under this Agreement violate any law, rule, administrative regulation or decree of any court or any governmental agency or body having jurisdiction over the Company, its subsidiaries or any of their properties, result in the creation or imposition of any lien, charge, claim or encumbrance upon any property or asset of the Company or any of its subsidiaries which would be material to the Company and its subsidiaries taken as a whole, except with reference to the result of a violation of, or a default under, the certificate of incorporation, bylaws or other governing documents of the Company or any of its subsidiaries. Except for permits and similar authorizations required under the Securities Act, the Federal Power Act and the securities or Blue Sky laws of certain jurisdictions, and except for such permits and authorizations as have been obtained, no consent, approval, authorization or order of any court, governmental agency or body or financial institution is required in connection with the consummation of the transactions contemplated by this Agreement.

               (h) Except as described in the Prospectus, there are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Securities Act with respect to any securities of the Company owned or to be owned by such person or to require the Company to include such securities in the securities registered pursuant to the Registration Statement or in any securities being registered pursuant to any other registration statement filed by the Company under the Securities Act.

               (i) Except as described in the Prospectus, the Company has not sold or issued any shares of its capital stock during the six-month period preceding the date of the Prospectus, including but not limited to any sales pursuant to Rule 144A under, or Regulations D or S of, the Securities Act.

               (j) Since the date of the latest audited financial statements included in the Prospectus, neither the Company nor any of its subsidiaries has incurred any liability or obligation, direct or contingent, or entered into any transaction, not in the ordinary course of business, that is material to the Company and its subsidiaries taken as a whole, or sustained any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Prospectus, that is material to the Company and its subsidiaries taken as a whole; and, since the date as of which information is given in the Prospectus, there has not been any material change in the capital stock, or material increase in the short-term debt or long-term debt, of the Company or any of its subsidiaries or any material adverse change, or any development involving, or which may reasonably be expected to involve, a prospective material adverse change in or affecting the condition (financial or other), business, prospects, properties, net worth or results of operations of the Company and its subsidiaries taken as a whole, otherwise than as set forth or contemplated in the Prospectus.

               (k) The financial statements, together with related schedules and notes, included in the Registration Statement and the Prospectus (and any amendment or supplement thereto), present fairly the consolidated financial position, results of operations and changes in financial position of the Company and its subsidiaries on the basis stated in the Registration Statement and the Prospectus at the respective dates or for the respective periods to which they apply; such statements and related schedules and notes have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved, except as disclosed therein; and the other financial and statistical information and data included in the Registration Statement and the Prospectus (and any amendment or supplement thereto) are accurately presented and prepared on a basis consistent with such financial statements and the books and records of the Company and its subsidiaries.

               (l) The accountants who have certified or shall certify the financial statements included in the Registration Statement and the Prospectus (or any amendment or supplement thereto) are independent public accountants as required by the Securities Act.

               (m) The Company and its significant subsidiaries have good and marketable title to all material real and personal property owned by them, in each case free and clear of all mortgages, liens, encumbrances and defects, except such as are described or referred to in the Prospectus or such as do not materially affect the values of such property and do not interfere with the use made or proposed to be made of such property by the Company or such significant subsidiaries; and any real property and buildings held under lease by the Company and its significant subsidiaries are held by them under valid, existing and enforceable leases with such exceptions as are not material and do not interfere with the use made or proposed to be made of such property and buildings by the Company or such significant subsidiaries.

               (n) Except as described in the Prospectus, the Company and each of its significant subsidiaries carry, or are covered by, insurance in such amounts and covering such risks as are adequate for the conduct of their respective businesses and the value of their respective properties and as is customary for companies engaged in similar businesses in similar industries.

               (o) The Company and each of its subsidiaries own or possess adequate rights to use all material patents, patent applications, trademarks, service marks, trade names, trademark registrations, service mark registrations, copyrights and licenses necessary for the conduct of their respective businesses and have no knowledge of any infringement by them of, and have not received any notice of any claim of infringement of, any such rights of others, which might result in any material adverse change in the condition (financial or other), results of operations, business, prospects, net worth or assets of the Company and its subsidiaries taken as a whole.

               (p) Except as described in the Prospectus, there is no litigation or governmental proceeding to which the Company or any of its subsidiaries is a party or to which any property of the Company or any of its subsidiaries is subject or which is pending or, to the knowledge of the Company, contemplated against the Company or any of its subsidiaries which might result in any material adverse change in the condition (financial or other), results of operations, business, prospects, net worth or assets of the Company and its subsidiaries taken as a whole.

               (q) There are no contracts or other documents which are required to be described in the Prospectus or filed as exhibits to the Registration Statement by the Securities Act or by the Rules and Regulations which have not been described in the Prospectus or filed as exhibits to the Registration Statement.

               (r) No relationship, direct or indirect, exists between or among the Company on the one hand, and the directors, officers, stockholder, customers or suppliers of the Company on the other hand, which is required to be described in the Prospectus which is not so described.

               (s) No labor disturbance by the employees of the Company exists or, to the knowledge of the Company, is imminent, which might be expected to have a material adverse effect on the general affairs, management, consolidated financial position, stockholders' equity, results of operations, business or prospects of the Company and its subsidiaries taken as a whole.

               (t) The Company is in compliance in all material respects with all presently applicable provisions of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder ("ERISA"); no "REPORTABLE EVENT" (as defined in ERISA) has occurred with respect to any "PENSION PLAN" (as defined in ERISA) for which the Company would have any material liability; the Company has not incurred and does not expect to incur any material liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any "PENSION PLAN" or (ii) Sections 412 or 4971 of the Internal Revenue Code of 1986, as amended, including the regulations and published interpretations thereunder (the "CODE"); and each "PENSION PLAN" for which the Company would have any liability that is intended to be qualified under Section 401(a) of the Code is so qualified in all material respects and nothing has occurred, whether by action or by failure to act, which would cause the loss of such qualification.

               (u) The Company has filed or has had filed on its behalf, all material federal, state and local income and franchise tax returns required to be filed through the date hereof and has paid all taxes due thereon, and no tax deficiency has been determined adversely to the Company or any of its subsidiaries which has had (nor does the Company have any knowledge of any tax deficiency which, if determined adversely to the Company or any of its subsidiaries, might have) a material adverse effect on the consolidated financial position, stockholders' equity, results of operations, business or prospects of the Company and its subsidiaries taken as a whole.

               (v) Since the date as of which information is given in the Prospectus through the date hereof, and except as may otherwise be disclosed in the Prospectus, the Company has not (i) issued or granted any securities, (ii) incurred any liability or obligation, direct or contingent, other than liabilities and obligations which were incurred in the ordinary course of business, (iii) entered into any transaction not in the ordinary course of business or (iv) declared or paid any dividend on its capital stock.

               (w) The Company (i) makes and keeps accurate books and records in all material respects and (ii) maintains a system of internal accounting controls sufficient to provide reasonable assurances that (A) transactions are executed in accordance with management's general or specific authorization; (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; (C) access to assets is permitted only in accordance with management's general or specific authorization; and (D) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

               (x) Neither the Company nor any of its significant subsidiaries is in violation in any material respect of any law, ordinance, governmental rule, regulation or court decree to which it or its property or assets may be subject or has failed to obtain any material license, permit, certificate, franchise or other governmental authorization or permit necessary to the ownership of its property or to the conduct of its business, which would have a material adverse effect on the consolidated financial position, stockholders' equity, results of operations, business or prospects of the Company and its significant subsidiaries taken as a whole.

               (y) To the best knowledge of the Company, neither the Company nor any of its subsidiaries, nor any director, officer, agent, employee or other person associated with or acting on behalf of the Company or any of its subsidiaries, has used any funds of the Company for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; made any direct or indirect unlawful payment to any foreign or domestic government official or employee from funds of the Company; violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977; or made any unlawful bribe, rebate, payoff, influence payment, kickback or other unlawful payment.

               (z) There has been no storage, disposal, generation, manufacture, refinement, transportation, handling or treatment of toxic wastes, medical wastes, hazardous wastes or hazardous substances by the Company or any of its subsidiaries (or, to the knowledge of the Company, any of their predecessors in interest) at, upon or from any of the property now or previously owned or leased by the Company or its subsidiaries in violation of any applicable law, ordinance, rule, regulation, order, judgment, decree or permit or which would require remedial action under any applicable law, ordinance, rule, regulation, order, judgment, decree or permit, except for any violation or remedial action which would not have, singularly or in the aggregate with all such violations and remedial actions, a material adverse effect on the general affairs, management, consolidated financial position, stockholders' equity or results of operations of the Company and its subsidiaries taken as a whole; there has been no material spill, discharge, leak, emission, injection, escape, dumping or release of any kind onto such property or into the environment surrounding such property of any toxic wastes, medical wastes, solid wastes, hazardous wastes or hazardous substances due to or caused by the Company or any of its subsidiaries or with respect to which the Company or any of its subsidiaries have knowledge, except for any such spill, discharge, leak, emission, injection, escape, dumping or release which would not have, singularly or in the aggregate with all such spills, discharges, leaks, emissions, injections, escapes, dumpings and releases, a material adverse effect on the general affairs, management, consolidated financial position, stockholders' equity or results of operations of the Company and its subsidiaries taken as a whole; and the terms "HAZARDOUS WASTES", "TOXIC WASTES", "HAZARDOUS SUBSTANCES" and "MEDICAL WASTES" shall have the meanings specified in any applicable local, state, federal and foreign laws or regulations with respect to environmental protection.

               (aa) Neither the Company nor any significant subsidiary is, or, as of the Delivery Date (as hereinafter defined) after giving effect to the sale of the Stock pursuant to this Agreement and the application of the net proceeds therefrom as described in the Prospectus, will be, an "INVESTMENT COMPANY" as defined in the Investment Company Act of 1940, as amended.

               (bb) None of the Directed Shares distributed in connection with the Directed Share Program will be offered or sold outside of the United States.

               Section 2. REPRESENTATIONS, WARRANTIES AND AGREEMENTS OF THE SELLING SHAREHOLDER.

     The Selling Shareholder represents, warrants and agrees that:

               (a) (i) The President and Chief Operating Officer of the Selling Shareholder has reviewed and is familiar with the Registration Statement, the Preliminary Prospectus and the Prospectus and, to the best of his knowledge, none of the Preliminary Prospectus, the Registration Statement, the Prospectus or any amendments or supplements thereto includes any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading and (ii) the information in the Preliminary Prospectus, the Registration Statement and the Prospectus and any further amendments or supplements thereto does not and will not, as of the applicable Effective Date (as to the Registration Statement and any amendment thereto) and as of the applicable filing date, the date hereof, each Delivery Date (as to the Preliminary Prospectus and the Prospectus and in any amendments or supplements thereto) contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided that such information in this subsection 2(a)(ii) shall be limited to the following: the first paragraph of "Prospectus Summary - Our Relationship with UtiliCorp," the first paragraph (excluding the last sentence of such paragraph) of "Management's discussion and Analysis of Financial Condition and Results of Operations - Separation from UtiliCorp," the first sentence of "Our Separation From UtiliCorp - Overview," the information under the caption "Our Separation From
               UtiliCorp - Distribution by UtiliCorp of Our Common Stock," the first two sentences of the second paragraph under "Federal Tax Matters Related to Our Separation from UtiliCorp," the information under the caption "Principal and Selling Stockholder," the first sentence of the second paragraph under "Shares Available for Future Sale", and the first sentence of
               Note 2 of the attached Financial Statements.

               (b) The Selling Shareholder has the full right, power and authority to enter into this Agreement and to sell, transfer and deliver the Stock to be sold by the Selling Shareholder under this Agreement. The execution and delivery of this Agreement, the sale and delivery of the Stock to be sold by the Selling Shareholder, the consummation by the Selling Shareholder of the transactions contemplated under this Agreement and compliance by the Selling Shareholder with its obligations under this Agreement have been duly authorized by such Selling Shareholder and do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default under, or result in the creation or imposition of any tax, lien, charge or encumbrance upon the Stock to be sold by such Selling Shareholder which is material as it relates to the transactions contemplated in this Agreement, whether pursuant to any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, license, lease or other agreement or instrument to which the Selling Shareholder is a party or by which such Selling Shareholder may be bound nor will such action result in any violation of the provisions of its charter or by-laws or other organizational instrument of such Selling Shareholder, or any applicable treaty, law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over such Selling Shareholder or any of its properties.

               (c) The Selling Shareholder (i) has at the date hereof valid and marketable title to the Stock to be sold by the Selling Shareholder under this Agreement, free and clear of any security interest, mortgage, pledge, lien, charge, claim, equity or encumbrance of any kind (collectively, a "LIEN"), other than pursuant to this Agreement and (ii) will at the first date upon which the Stock is sold under this Agreement (the "CLOSING DATE") and, if any Option Stock is purchased, on the Delivery Date (as defined below), have valid and marketable title to such stock to be sold by the Selling Shareholder under this Agreement, free and clear of any Lien, other than pursuant to this Agreement; and upon delivery of such Stock and payment of the purchase price therefor as contemplated in this Agreement (assuming each such Underwriter has no notice of any adverse claim, as defined in Uniform Commercial Code as adopted in the State of New York (the "UCC")), each of the Underwriters will receive valid and marketable title to the Stock purchased by it from the Selling Shareholder, free and clear of any lien.

               (d) The Selling Shareholder has not taken, and will not take, directly or indirectly, any action designed to, or that might reasonably be expected to cause or result in stabilization or manipulation of the price of the common stock of the Company in violation of Regulation M under the 1934 Act.

               (e) No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency is necessary or required for the performance by the Selling Shareholder of its obligations under this Agreement, or in connection with the offer, sale and delivery by the Selling Shareholder of the Stock under this Agreement or the consummation by the Selling Shareholder of the transactions contemplated by this Agreement, except such as have been already obtained or as may be required under the Securities Act or the Rules and Regulations and state securities laws.

               Section 3. PURCHASE OF THE STOCK BY THE UNDERWRITERS.

     On the basis of the representations and warranties contained in, and subject to the terms and conditions of, this Agreement, the Company agrees to issue and sell to the several Underwriters 12,250,000 shares of Firm Stock; and each of the Underwriters, severally agrees to purchase from the Company the number of shares of Firm Stock set forth opposite that Underwriter's name in
Schedule 1 and 2 hereto.

     The Company also grants to the Underwriters an option to purchase up to 1,975,000 shares of Option Stock. Such option is granted for the purpose of covering over-allotments in the sale of Firm Stock and is exercisable as provided in Section 5 hereof. Shares of Option Stock when granted shall be purchased severally for the account of the Underwriters in proportion to the number of shares of Firm Stock set forth opposite the name of such Underwriters in Schedules 1 and 2 hereto.

     In addition, on the basis of the representations and warranties contained in, and subject to the terms and conditions of, this Agreement, the Selling Shareholder agrees to sell 4,250,000 shares of Firm Stock; and each of the Underwriters, severally agrees to purchase from the Selling Shareholder the number of shares of Firm Stock set forth opposite that Underwriter's name in
Schedule 1 and 2. The shares of Firm Stock will be in the form of the delivery of shares of Class A Common Stock, par value $.01 per share, of the Company, which will upon sale to the Underwriters automatically convert into Common Stock.

     In addition, the Selling Shareholder grants to the Underwriters an option to purchase up to 500,000 shares of Option Stock. Such option is granted for the purpose of covering over-allotments in the sale of Firm Stock and is exercisable as provided in Section 5 hereof. Shares of Option Stock when granted shall be purchased severally for the account of the Underwriters in proportion to the number of shares of Firm Stock set forth opposite the name of such Underwriters in Schedules 1 and 2 hereto. The shares of Option Stock will be in the form of the delivery of shares of Class A Common Stock, par value $.01 per share, of the Company which will upon sale to the Underwriters automatically convert into Common Stock.

     Shares of Option Stock shall be sold severally from the Company and the Selling Shareholders in proportion to the number of shares of Option Stock offered by the Company and the Selling Shareholder.

     In every case, the respective purchase obligations of each Underwriter with respect to the Firm Stock or Option Stock, as applicable, shall be adjusted by the Representatives so that no Underwriter shall be obligated to purchase Option Stock other than in 100 share amounts.

     The price of both the Firm Stock and any Option Stock shall be $[ ] per share.

     Neither the Company nor the Selling Shareholder shall be obligated to deliver any of the Stock to be delivered on any Delivery Date (as hereinafter defined), except upon payment for all the Stock to be purchased on such Delivery Date as provided herein.

               Section 4. OFFERING OF STOCK BY THE UNDERWRITERS.

     Upon authorization by the Representatives of the release of the Firm Stock, the several Underwriters will offer the Firm Stock for sale upon the terms and conditions set forth in the Prospectus.

               Section 5. DELIVERY OF AND PAYMENT FOR THE STOCK.

     Delivery of and payment for the Firm Stock shall be made at the offices of Milbank, Tweed, Hadley & McCloy LLP, 1 Chase Manhattan Plaza, New York, New York 10005, at 10:00 A.M., New York City time, on the fourth full business day following the date of this Agreement or at such other date or place as shall be determined by agreement among the Representatives, the Company and the Selling Shareholder. This date and time are sometimes referred to as the "FIRST DELIVERY DATE." On the First Delivery Date, the Company and the Selling Shareholder shall each deliver or cause to be delivered certificates representing the Firm Stock each has committed to sell under this Agreement to the Representatives for the account of each Underwriter against the respective payment to or upon the order of the Company and the Selling Shareholder of the purchase price by wire transfer in immediately available funds in U.S. dollars. Time shall be of the essence, and delivery at the time and place specified pursuant to this Agreement is a further condition of the obligations of each of the parties hereunder. Upon delivery, the Firm Stock shall be registered in such names and in such denominations as the Representatives shall request in writing not less than two full business days prior to the First Delivery Date. For the purpose of expediting the checking and packaging of the certificates for the Firm Stock, each of the Company and the Selling Shareholder shall make the certificates representing the Firm Stock to be sold pursuant to this Agreement available for inspection by the Representatives in New York, New York, not later than 2:00 P.M., New York City time, on the business day prior to the First Delivery Date.

     The option granted in Section 3 will expire 30 days after the date of this Agreement and may be exercised in whole or in part from time to time by written notice being given to both the Company and the Selling Shareholder by the Representatives. Such notice shall set forth the aggregate number of shares of Option Stock as to which the option is being exercised, the names in which the shares of Option Stock are to be registered, the denominations in which the shares of Option Stock are to be sold and the date and time, as determined by the Representatives, when the shares of Option Stock are to be delivered; provided, however, that this date and time shall not be earlier than the First Delivery Date nor earlier than the second business day after the date on which the option shall have been exercised nor later than the fifth business day after the date on which the option shall have been exercised. The date and time the shares of Option Stock are delivered are sometimes referred to as a "SECOND DELIVERY DATE" and the First Delivery Date and any Second Delivery Date are sometimes each referred to as a "DELIVERY DATE".

     Delivery of and payment for the Option Stock shall be made at the place specified in the first sentence of the first paragraph of this Section 5 (or at such other place as shall be determined by agreement among the Representatives, the Company and the Selling Shareholder) at 10:00 A.M., New York City time, on such Second Delivery Date. On such Second Delivery Date, each of the Company and the Selling Shareholder shall deliver or cause to be delivered the certificates representing the Option Stock to the Representatives for the account of each U.S. Underwriter against the respective payment to or upon the order of the Company and the Selling Shareholder of the purchase price by wire transfer in immediately available funds in U.S. Dollars. Time shall be of the essence, and delivery at the time and place specified pursuant to this Agreement is a further condition of the obligations of each of the parties hereunder. Upon delivery, the Option Stock shall be registered in such names and in such denominations as the Representatives shall request in the aforesaid written notice. For the purpose of expediting the checking and packaging of the certificates for the Option Stock, each of the Company and the Selling Securityholder shall make the certificates representing the Option Stock available for inspection by the Representatives in New York, New York, not later than 2:00 P.M., New York City time, on the business day prior to such Second Delivery Date.

               Section 6. FURTHER AGREEMENTS OF THE COMPANY AND THE SELLING SHAREHOLDER.

     The Company agrees:

               (a) To prepare the Prospectus in a form approved by the Representatives and to file such Prospectus pursuant to Rule 424(b) under the Securities Act not later than Commission's close of business on the second business day following the execution and delivery of this Agreement or, if applicable, such earlier time as may be required by Rule 430A(a)(3) under the Securities Act; to make no further amendment or any supplement to the Registration Statement or to the Prospectus except as permitted herein; to advise the Representatives, promptly after it receives notice thereof, of the time when any amendment to the Registration Statement has been filed or becomes effective or any supplement to the Prospectus or any amended Prospectus has been filed and to furnish the Representatives with copies thereof; to advise the Representatives, promptly after it receives notice thereof, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or the Prospectus, of the suspension of the qualification of the Stock for offering or sale in any jurisdiction, of the initiation or threatening by the Commission of any proceeding for any such purpose, or of any request by the Commission for the amending or supplementing of the Registration Statement or the Prospectus or for additional information; and, in the event of the issuance of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or the Prospectus or suspending any such qualification, to use promptly commercially reasonable efforts to obtain its withdrawal;

               (b) To furnish promptly to each of the Representatives and to counsel for the Underwriters a signed copy of the Registration Statement as originally filed with the Commission, and each amendment thereto filed with the Commission, including all consents and exhibits filed therewith;

               (c) To deliver promptly to the Representatives such number of the following documents as the Representatives shall reasonably request: (i) conformed copies of the Registration Statement as originally filed with the Commission and each amendment thereto (in each case excluding exhibits) and (ii) each Preliminary Prospectus, the Prospectus and any amended or supplemented Prospectus; and, if the delivery of a prospectus is required at any time after the Effective Time in connection with the offering or sale of the Stock or any other securities relating thereto and if at such time any events shall have occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus is delivered, not misleading, or, if for any other reason it shall be necessary to amend or supplement the Prospectus in order to comply with the Securities Act, to notify the Representatives and, upon their request, to prepare and furnish without charge to each Underwriter and to any dealer in securities as many copies as the Representatives may from time to time reasonably request of an amended or supplemented Prospectus which will correct such statement or omission or effect such compliance.

               (d) To file promptly with the Commission any amendment to the Registration Statement or the Prospectus or any supplement to the Prospectus that may, in the reasonable judgment of the Company or the Representatives, be required by the Securities Act or requested by the Commission;

               (e) Prior to filing with the Commission any amendment to the Registration Statement or supplement to the Prospectus or any Prospectus pursuant to Rule 424 of the Rules and

               Regulations, to furnish a copy thereof to the Representatives and counsel for the Underwriters and obtain the consent of the Representatives to the filing;

               (f) As soon as practicable but in any event no later than the date on which the first filing by the Company under the Securities Exchange Act of 1934 is required to be filed following the first anniversary of the Effective Date, to make generally available to the Company's security holders and to deliver to the Representatives an earnings statement of the Company and its subsidiaries (which need not be audited) complying with Section 11(a) of the Securities Act and the Rules and Regulations (including, at the option of the Company, Rule 158);

               (g) For a period of five years following the Effective Date, to furnish to the Representatives copies of all materials furnished by the Company to its shareholders and all public reports and all reports and financial statements furnished by the Company to the principal national securities exchange upon which the capital stock of the Company may be listed pursuant to requirements of or agreements with such exchange or to the Commission pursuant to the Exchange Act or any rule or regulation of the Commission thereunder;

               (h) Promptly from time to time to take such action as the Representatives may reasonably request to qualify the Stock for offering and sale under the securities laws of such jurisdictions as the Representatives may reasonably request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Stock; provided that in connection therewith the Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction;

               (i) To apply for the listing of the Stock on the New York Stock Exchange, and to use commercially reasonable efforts to complete that listing, subject only to official notice of issuance, prior to the First Delivery Date;

               (j) To apply the net proceeds from the sale of the Stock pursuant to this Agreement as set forth in the Prospectus;

               (k) For a period of one year after the Effective Date, to take such steps as shall be necessary to ensure that the Company shall not become an "INVESTMENT COMPANY" as defined in the Investment Company Act of 1940, as amended; and

               (l) In connection with the Directed Share Program, to ensure that the Directed Shares will be restricted to the extent required by the National Association of Securities Dealers, Inc. or the rules of such association from sale, transfer, assignment, pledge or hypothecation for a period of three months following the date of the effectiveness of the Registration Statement, and Lehman Brothers Inc. will notify the Company as to which Participants will need to be so restricted. At the request of Lehman Brothers Inc., the Company will direct the transfer agent to place stop transfer restrictions upon such securities for such period of time.

     The Company and the Selling Shareholder agree for a period of 180 days from the date of the Prospectus, not to, directly or indirectly, (1) offer for sale, sell, pledge or otherwise dispose of (or enter into any transaction or device which is designed to, or could be expected to, result in the disposition by any person at any time in the future of) any shares of the common stock of the Company or securities convertible into or exchangeable for the common stock of the Company (other than the Stock and shares issued pursuant to employee benefit plans, qualified stock option plans or other employee compensation plans existing on the date hereof or pursuant to currently outstanding options, warrants or rights), or sell or grant options, rights or warrants with respect to any shares of the common stock of the Company or securities convertible into or exchangeable for the common stock of the Company (other than the grant of options, rights or warrants pursuant to employee compensation plans existing on the date hereof), or (2) enter into any swap or other derivatives transaction that transfers to another, in whole or in part, any of the economic benefits or risks of ownership of such shares of the common stock of the Company, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of the common stock of the Company or other securities, in cash or otherwise, in each case without the prior written consent of each of Lehman Brothers Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated on behalf of the Underwriters; and to cause any other shareholder of the Company and each officer and director set forth in Schedule 3 to furnish to the Representatives, prior to the First Delivery Date, a letter or letters, substantially in the form of Exhibit A hereto, pursuant to which each such person shall agree not to, directly or indirectly, with certain limited exceptions, (1) offer for sale, sell, pledge or otherwise dispose of (or enter into any transaction or device which is designed to, or could be expected to, result in the disposition by any person at any time in the future of) any shares of the common stock of the Company or securities convertible into or exchangeable for the common stock of the Company or (2) enter into any swap or other derivatives transaction that transfers to another, in whole or in part, any of the economic benefits or risks of ownership of such shares of the common stock of the Company, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of the common stock of the Company or other securities, in cash or otherwise, in each case for a period of 180 days from the date of the Prospectus, without the prior written consent of Lehman Brothers Inc. on behalf of the Underwriters.

               Section 7. EXPENSES.

     The Company agrees to pay (a) the costs incident to the authorization, issuance, sale and delivery of the Stock and any taxes payable in that connection; (b) the costs incident to the preparation, printing and filing under the Securities Act of the Registration Statement and any amendments and exhibits thereto incurred within nine months of the Effective Date; (c) the costs of distributing the Registration Statement as originally filed and each amendment thereto and any post-effective amendments thereof (including, in each case, exhibits), any Preliminary Prospectus, the Prospectus and any amendment or supplement to the Prospectus, all as provided in this Agreement; (d) the costs of producing and distributing this Agreement, the Agreement Between U.S. Underwriters and International Managers, any Supplemental Agreement Among U.S. Underwriters and any other related documents in connection with the offering, purchase, sale and delivery of the stock; (e) the filing fees incident to securing the review by the National Association of Securities Dealers, Inc. of the terms of sale of the Stock; (f) any applicable stock exchange listing or other stock exchange fees; (g) the fees and expenses (not in excess, in the aggregate, of $10,000) of qualifying the Stock under the securities laws of the several jurisdictions as provided in Section 5(h) and of preparing, printing and distributing a Blue Sky Memorandum (including related fees and expenses of counsel to the Underwriters); (h) all costs and expenses of the Underwriters, including the fees and disbursements of counsel for the Underwriters, incident to the Directed Share Program, including counsel fees and any stamp duties or other taxes incurred by the Underwriters in connection with the Directed Share Program; (i) the costs and expenses of the Company relating to investor presentations on any "ROAD SHOW" undertaken in connection with the marketing of the offering of the Stock, including, without limitation, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations with the prior approval of the Company, travel and lodging expenses of the representatives and officers of the Company and any such consultants, and the cost of any aircraft chartered in connection with the road show; and (j) all other costs and expenses incident to the performance of the obligations of the Company under this Agreement; provided that, except as provided in this Section 6 and in Section 11 the Underwriters shall pay their own costs and expenses, including the costs and expenses of their counsel, any transfer taxes on the Stock which they may sell and the expenses of advertising any offering of the Stock made by the Underwriters.

     The Selling Shareholder shall pay all expenses incident to the performance of its obligations under, and the consummation of the transactions contemplated by this Agreement, including (i) any stamp duties, capital duties and stock transfer taxes, if any, payable upon the sale of the Stock by it to the Underwriters and (ii) the fees and disbursements of its counsel and accountants.

               Section 8. CONDITIONS OF UNDERWRITERS' OBLIGATIONS.

     The respective obligations of the Underwriters hereunder are subject to the accuracy, when made and on each Delivery Date, of the representations and warranties of each of the Company and the Selling Shareholder contained herein, to the performance by each of the Company and the Selling Shareholder of its obligations hereunder, and to each of the following additional terms and conditions:

               (a) The Prospectus shall have been timely filed with the Commission in accordance with Section 5(a); no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose shall have been initiated or, to the best knowledge of the Company, threatened by the Commission; and any request of the Commission for inclusion of additional information in the Registration Statement or the Prospectus or otherwise shall have been complied with.

               (b) Blackwell Sanders Peper Martin LLP shall have furnished to the Representatives their written opinion, as counsel to the Company and the Selling Shareholder, addressed to the Underwriters and dated such Delivery Date, in form and substance reasonably satisfactory to the Representatives, to the effect that:

                    (i) Each of the Selling Shareholder and the Company has been duly incorporated, is validly existing as a corporation in good standing under the laws of the State of Delaware, is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification (except where the failure to be so qualified and in good standing could not be reasonably expected to have a material adverse effect on the Company and its subsidiaries taken as a whole);

                    (ii) Each significant subsidiary of the Company (other than the Company's foreign subsidiaries) has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation;

                    (iii) The shares of the Company's capital stock outstanding prior to the issuance of the Stock have been duly authorized and are validly issued, fully paid and nonassessable and to the best of our knowledge, the Selling Shareholder has valid and marketable title to the Stock to be sold by the Selling Shareholder pursuant hereto, free and clear of any pledge, lien, security interest, charge, claim, equity or encumbrance of any kind, and has full right, power and authority to sell, transfer and deliver such Stock pursuant hereto. By delivery of a certificate or certificates therefor the Selling Shareholder will transfer to the Underwriters who have purchased such Stock pursuant to the Underwriting Agreement (assuming each such Underwriter has no notice of any adverse claim, as defined in Uniform Commercial Code as adopted in the State of New York (the "NYUCC")), valid and marketable title to such Stock, free and clear of any adverse claim (as defined in the NYUCC), pledge, lien, security interest, charge, claim, equity or encumbrance of any kind.;

                    (iv) The Stock has been duly authorized, and, when delivered in accordance with the terms of this Agreement, will be validly issued, fully paid and nonassessable;

                    (v) There are no preemptive or other rights to subscribe for or to purchase, or any restriction upon the transfer of, any shares of the Company's common stock, including the Stock when issued, pursuant to the Company's certificate of incorporation, bylaws, or any agreement or other instrument known to such counsel to which the Selling Shareholder, the Company or any of their significant subsidiaries are a party or by which any of them may be bound, and neither the filing of the Registration Statement nor the offering or sale of the Stock as contemplated by this Agreement gives rise to any rights, other than those which have been waived or satisfied, for or relating to the registration of any shares of the Company's common stock under the Company's certificate of incorporation, bylaws or any agreement or other instrument binding upon the Selling Shareholder or the Company known to such counsel;

                    (vi) After due inquiry, such counsel does not know of any legal or governmental proceeding pending or threatened to which the Company or their significant subsidiaries are a party or to which any of the properties of the Company or its significant subsidiaries is subject that is required to be described in the Registration Statement or the Prospectus as amended or supplemented and is not so described or of any contract or other document that is required to be described in the Registration Statement or the Prospectus as amended or supplemented or to be filed as an exhibit to the Registration Statement that is not described or filed as required;

                    (vii) The Registration Statement has become effective under the Securities Act and no stop order suspending the effectiveness of the Registration Statement has been issued and, to such counsel's knowledge, no proceedings for that purpose have been instituted or are pending before or contemplated by the Commission and all filings required by Rule 424 under the Securities Act have been made; the Registration Statement and the Prospectus and any amendments and supplements thereto (other than the financial statements and related schedules and the other financial information and data therein, as to which such counsel need express no opinion), comply as to form in all material respects with the requirements of the Securities Act and the Rules and Regulations thereunder; such counsel has no reason to believe that, as of its Effective Date, the Registration Statement or amendment thereto (other than the financial statements and related schedules and the other financial information and data therein, as to which such counsel need express no opinion) contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that, as of its date, the Preliminary Prospectus dated April 6, 2001 and the Prospectus or any amendment or supplement thereto (other than the financial statements and related schedules and the other financial information and data therein, as to which such counsel need express no opinion) contained an untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in light of the circumstances in which they were made, not misleading or that, as of the Delivery Date for the Stock, either the Registration Statement or the Prospectus as amended or supplemented or any further amendment or supplement thereto made by the Company prior to the Delivery Date for the Stock (other than the financial statements and related schedules and the other financial information and data therein, as to which such counsel need express no opinion) contains an untrue statement of a material fact or omits to state a material fact necessary to make the statements therein, in light of the circumstances in which they were made, not misleading; and they do not know of any amendment to the Registration Statement required to be filed;

                    (viii) The statements made in the Registration Statement, the Preliminary Prospectus dated April 6, 2001 and the Prospectus under the captions "Description of Our Capital Stock", "U.S. Federal Tax Considerations for Non-U.S. Holders" and "Relationship with UtiliCorp and Related Party Transactions", insofar as such statements constitute a summary of the legal matters, documents, proceedings, federal statutes, rules and regulations, fairly summarize such legal matters, documents, proceedings, federal statutes and rules and regulations;

                    (ix) The Selling Shareholder and the Company each have full corporate power and corporate authority to enter into and perform its obligations under this Agreement with respect to the Stock and the Company has full corporate power and corporate authority to issue the Stock; this Agreement has been duly authorized, executed and delivered by the Company and the Selling Shareholder;

                    (x) The orders of the Federal Energy Regulatory Commission authorizing the issuance and sale of the Stock are in effect on the Delivery Date and no other approval, authorization, consent or order of any federal, state or local commission or governmental authority (other than under state securities or Blue Sky laws, as to which such counsel need express no opinion) is required for the issuance and sale of the Stock or the performance by the Selling Shareholder and the Company of their other obligations under this Agreement, except such as are specified, obtained and in effect, and the issuance and sale of the Stock hereunder are in conformity with each such approval, authorization, consent and order;

                    (xi) The execution, delivery and performance by the Selling Shareholder and the Company of this Agreement will not violate the certificate of incorporation or the bylaws of the Selling Shareholder or the Company or their significant subsidiaries or violate any provision of applicable law that would be material to the Selling Shareholder or the Company and their subsidiaries taken as a whole, or breach, or result in a default under, any existing obligation of the Selling Shareholder or the Company or their significant subsidiaries under any agreement filed as an exhibit;

                    (xii) The Company is not an "INVESTMENT COMPANY" as defined in the Investment Company Act of 1940, as amended.

     In giving the foregoing opinions, Blackwell Sanders Peper Martin LLP may rely on the opinions of Denman, Corbetta & O'Leary, P.C., Dickinson, Mackaman, Tyler & Hogen, P.C., Anderson, Byrd, Richeson, Flaherty & Henrichs LLP, Honigman Miller Schwartz and Cohn, Moss & Barnett, a Professional Association, Brydon, Swearengen & England, P.C., May, Adam, Gerdes & Thompson LLP, and Hogan & Hartson, L.L.P., with respect to the opinions set forth in paragraphs (i) and (x) above. Denman, Corbetta & O'Leary, P.C., Dickinson, Mackaman, Tyler & Hogen, P.C., Anderson, Byrd, Richeson, Flaherty & Henrichs, LLP, Honigman Miller Schwartz and Cohn, Moss & Barnett, a Professional Association, Brydon, Swearengen & England, P.C., May, Adam, Gerdes & Thompson LLP, and Hogan & Hartson, L.L.P., shall state that Blackwell Sanders Peper Martin LLP is justified in relying on such opinions.

               (c) The Representatives shall have received from Milbank, Tweed, Hadley & McCloy LLP, counsel for the Underwriters, such opinion or opinions, dated such Delivery Date, with respect to the issuance and sale of the Stock by the Company and the sale of the Stock by the Selling Shareholder, the Registration Statement, the Prospectus and other related matters as the Representatives may reasonably require, and each of the Company and the Selling Shareholder shall have furnished to such counsel such documents as they reasonably request for the purpose of enabling them to pass upon such matters.

               (d) At the time of execution of this Agreement, the Representatives shall have received from Arthur Andersen LLP a letter or letters, in form and substance reasonably satisfactory to the Representatives, addressed to the Underwriters and dated the date hereof (i) confirming that they are independent public accountants within the meaning of the Securities Act and are in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X of the Commission and (ii) stating, as of the date hereof (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the Prospectus, as of a date not more than five days prior to the date hereof), the conclusions and findings of such firm with respect to the financial information and other matters ordinarily covered by accountants' "COMFORT LETTERS" to underwriters in connection with registered public offerings.

               (e) With respect to the letter or letters of Arthur Andersen LLP referred to in the preceding paragraph and delivered to the Representatives concurrently with the execution of this Agreement (the "INITIAL LETTERS"), the Company shall have furnished to the Representatives a letter (the "BRING-DOWN LETTER") of such accountants, addressed to the Underwriters and dated such Delivery Date (i) confirming that they are independent public accountants within the meaning of the Securities Act and are in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X of the Commission, (ii) stating, as of the date of the bring-down letter (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the Prospectus, as of a date not more than five days prior to the date of the bring-down letter), the conclusions and findings of such firm with respect to the financial information and other matters covered by the initial letters and (iii) confirming in all material respects the conclusions and findings set forth in the initial letters.

               (f) The Company shall have furnished to the Representatives a certificate, dated such Delivery Date, of its Chairman of the Board, its President or a Vice President and its Chief Financial Officer stating that:

                    (i) The representations, warranties and agreements of the Company in Section 1 are true and correct as of such Delivery Date; the Company has complied with all its agreements contained herein; and the conditions set forth in Sections 7(a) and 7(h) have been fulfilled; and

                    (ii) They have carefully examined the Registration Statement and the Prospectus and, in their opinion (A) as of the Effective Date, the Registration Statement and Prospectus did not include any untrue statement of a material fact and did not omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and (B) since the Effective Date no event has occurred which should have been set forth in a supplement or amendment to the Registration Statement or the Prospectus.

          (g) The Representatives shall have received a certificate of the Selling Shareholder, dated as of the Closing Date, to the effect that
          (i) the representations and warranties of the Selling Shareholder contained in this Agreement are true and correct in all respects with the same force and effect as though expressly made at and as of the Closing Date and (ii) the Selling Shareholder has complied in all material respects with all agreements and all conditions on its part to be performed under this Agreement at or prior to the Closing Date.

          (h) Neither the Company nor any of its subsidiaries shall have sustained since the date of the latest audited financial statements included in the Prospectus (A) any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Prospectus or (B) since such date there shall not have been any change in the capital stock or any material increase in the long-term debt of the Company or any of its subsidiaries (other than in the ordinary course of business) or any change, or any development involving a prospective change, in or affecting the general affairs, management, financial position, stockholders' equity or results of operations of the Company and its subsidiaries, otherwise than as set forth or contemplated in the Prospectus, the effect of which, in any such case described in clause

          (A) or (B), is, in the reasonable judgment of the Representatives, so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Stock being delivered on such Delivery Date on the terms and in the manner contemplated in the Prospectus.

          (i) Subsequent to the execution and delivery of this Agreement (i) no downgrading shall have occurred in the rating accorded the Company's debt securities by any "NATIONALLY RECOGNIZED STATISTICAL RATING ORGANIZATION", as that term is defined by the Commission for purposes of Rule 436(g)(2) of the Rules and Regulations and (ii) no such organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of any of the Company's debt securities.

          (j) Subsequent to the execution and delivery of this Agreement there shall not have occurred any of the following: (i) (A) trading in securities generally on the New York Stock Exchange, the American Stock Exchange or the Nasdaq National Market shall have been suspended or materially limited, (B) a banking moratorium in New York or Missouri shall have been declared by Federal, New York or Missouri authorities, (C) the United States shall have become engaged in hostilities, there shall have been an escalation in hostilities involving the United States or there shall have been a declaration of a national emergency or war by the United States, or (D) there shall have occurred a material adverse change in general economic, political or financial conditions (or the effect of international conditions on the financial markets in the United States shall be such), and (ii) the effect of the event in (i)(C) or (D) would, in the reasonable judgment of the Representatives, make it impracticable or inadvisable to proceed with the public offering, delivery or sale of the Stock being delivered on such Delivery Date on the terms and in the manner contemplated in the Prospectus.

          (k) The New York Stock Exchange, Inc. shall have approved the Stock for listing, subject only to official notice of issuance.

     All opinions, letters, evidence and certificates mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to counsel for the Underwriters.

          Section 9. INDEMNIFICATION AND CONTRIBUTION.

          (a) The Company shall indemnify and hold harmless each Underwriter, its officers and employees and each person, if any, who controls any Underwriter within the meaning of the Securities Act, from and against any loss, claim, damage or liability, joint or several, or any action in respect thereof (including, but not limited to, any loss, claim, damage, liability or action relating to purchases and sales of Stock), to which that Underwriter, officer, employee or controlling person may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, (i) any untrue statement or alleged untrue statement of a material fact contained (A) in any Preliminary Prospectus, the Registration Statement or the Prospectus or in any amendment or supplement thereto, or (B) in any materials or information provided electronically to investors by, or with the approval of, the Company in connection with the marketing of the offering of the Stock ("MARKETING MATERIALS"), including any road show or investor presentations made to investors by the Company (where such presentations are made electronically and not in person), or (ii) the omission or alleged omission to state in any Preliminary Prospectus, the Registration Statement or the Prospectus, or in any amendment or supplement thereto, or in any Marketing Materials, any material fact required to be stated therein or necessary to make the statements therein not misleading or (iii) any act or failure to act or any alleged act or failure to act by any Underwriter in connection with, or relating in any manner to, the Stock or the offering contemplated hereby, and which is included as part of or referred to in any loss, claim, damage, liability or action arising out of or based upon matters covered by clause (i) or (ii) above (provided that the Company shall not be liable under this clause (iii) to the extent that it is determined in a final judgment by a court of competent jurisdiction or a final judgment of an arbitral panel of competent jurisdiction (such panel having being given such jurisdiction and the authority to render a binding decision by agreement of the parties or otherwise) that such loss, claim, damage, liability or action resulted directly from any such acts or failures to act undertaken or omitted to be taken by such Underwriter through its negligence or willful misconduct), and shall reimburse each Underwriter and each such officer, employee or controlling person promptly upon demand for any legal or other expenses reasonably incurred by that Underwriter, officer, employee or controlling person in connection with investigating or defending or preparing to defend against any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage, liability or action arises out of, or is based upon, any untrue statement or alleged untrue statement or omission or alleged omission made in any Preliminary Prospectus, the Registration Statement or the Prospectus, or in any such amendment or supplement, in reliance upon and in conformity with written information concerning such Underwriter furnished to the Company through the Representatives by or on behalf of any Underwriter specifically for inclusion therein which information consists solely of the information specified in Section 9(f), and provided, further, that with respect to any such untrue statement in or omission from the Preliminary Prospectus, the indemnity agreement contained in this Section 9(a) shall not inure to the benefit of an Underwriter to the extent that the sale to the person asserting any such loss, claim, damage, liability or action was an initial resale by the Underwriter and any such loss, claim, damage, liability or action of or with respect to the Underwriter results from the fact that both (A) to the extent required by applicable law, a copy of the Prospectus was not sent or given to such person at or prior to the written confirmation of the sale of such Shares to such person and (B) the untrue statement in or omission from the Preliminary Prospectus was corrected in the Prospectus unless, in either case, such failure to deliver the Prospectus was a result of non-compliance by the Company. The foregoing indemnity agreement is in addition to any liability which the Company may otherwise have to any Underwriter or to any officer, employee or controlling person of that Underwriter.

          In connection with the offer and sale of the Directed Shares, the Company agrees, promptly upon a request in writing, to indemnify and hold harmless Lehman Brothers Inc. and the other Underwriters from and against any loss, claim, damage, expense, liability or action which
          (i) arises out of, or is based upon, any untrue statement or alleged untrue statement of a material fact contained in any material prepared by or with the approval of the Company for distribution to Participants in connection with the Directed Share Program or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) arises out of the failure of any Directed Share Program participant to pay for and accept delivery of Directed Shares that the Participant agreed to purchase or (iii) is otherwise related to the Directed Share Program, other than losses, claims, damages or liabilities (or expenses relating thereto) that are finally judicially determined to have resulted directly from the bad faith or gross negligence of Lehman Brothers Inc. or the other Underwriters.

          (b) The Selling Shareholder shall indemnify and hold harmless each Underwriter, its officers and employees and each person, if any, who controls any Underwriter within the meaning of the Securities Act, from and against any loss, claim, damage or liability, joint or several, or any action in respect thereof (including, but not limited to, any loss, claim, damage, liability or action relating to purchases and sales of Stock), to which that

          Underwriter, officer, employee or controlling person may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon any untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, the Registration Statement or the Prospectus or in any amendment or supplement thereto; provided, however, that (i) the indemnification obligation of the Selling Shareholder shall be limited to the public offering price, less underwriting discounts of the Stock sold by the Selling Stockholder;
          (ii) that such an untrue statement shall be limited to information found in the first paragraph of "Prospectus Summary-Our Relationship with UtiliCorp," the first paragraph (excluding the last sentence of such paragraph) of "Management's Discussion and Analysis of Financial Condition and Results of Operations-Separation from UtiliCorp," the first sentence of "Our Separation From UtiliCorp-Overview,"the information under the caption "Our Separation From UtiliCorp-Distribution by UtiliCorp of Our Common Stock," the first two sentences of the second paragraph under "Federal Tax Matters Related to Our Separation from UtiliCorp," the information under the caption "Principal and Selling Stockholder," the first sentence of the second paragraph under "Shares Available for Future Sale", and the first sentence of Note 2 of the attached Financial Statements; and
          (iii) that with respect to any such untrue statement in or omission from the Preliminary Prospectus, the indemnity agreement contained in this Section 9(b) shall not inure to the benefit of an Underwriter to the extent that the sale to the person asserting any such loss, claim, damage, liability or action was an initial resale by the Underwriter and any such loss, claim, damage, liability or action of or with respect to the Underwriter results from the fact that both (A) to the extent required by applicable law, a copy of the Prospectus was not sent or given to such person at or prior to the written confirmation of the sale of such Shares to such person and (B) the untrue statement in or omission from the Preliminary Prospectus was corrected in the Prospectus unless, in either case, such failure to deliver the Prospectus was a result of non-compliance by the Company with Section 6(c).

          (c) Each Underwriter, severally and not jointly, shall indemnify and hold harmless each of the Company and the Selling Shareholder, their respective officers and employees, each of their respective directors, and each person, if any, who controls either the Company, the Selling Shareholder or both within the meaning of the Securities Act, from and against any loss, claim, damage or liability, joint or several, or any action in respect thereof, to which the Company, the Selling Shareholder or any such director, officer, employee or controlling person may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, the Registration Statement or the Prospectus or in any amendment or supplement thereto, or (ii) the omission or alleged omission to state in any Preliminary Prospectus, the Registration Statement or the Prospectus, or in any amendment or supplement thereto, any material fact required to be stated therein or necessary to make the statements therein not misleading, but in each case only to the extent that the untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information concerning such Underwriter furnished to the Company through the Representatives by or on behalf of that Underwriter specifically for inclusion therein, and shall reimburse the Company, the Selling Shareholder and any such director, officer, employee or controlling person for any legal or other expenses reasonably incurred by the Company, the Selling Shareholder or any such director, officer, employee or controlling person in connection with investigating or defending or preparing to defend against any such loss, claim, damage, liability or action as such expenses are incurred. The foregoing indemnity agreement is in addition to any liability which any Underwriter may otherwise have to the Company, the Selling Shareholder or any such director, officer, employee or controlling person.

          (d) Promptly after receipt by an indemnified party under this Section 9 of notice of any claim or the commencement of any action, the indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under this Section 9, notify the indemnifying party in writing of the claim or the commencement of that action; provided, however, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have under this Section 9 except to the extent it has been materially prejudiced by such failure and, provided further, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have to an indemnified party otherwise than under this Section 9. If any such claim or action shall be brought against an indemnified party, and it shall notify the indemnifying party thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it wishes, jointly with any other similarly notified indemnifying parties, to assume the defense thereof with counsel reasonably satisfactory to the indemnified party. After notice from the indemnifying party to the indemnified party of its election to assume the defense of such claim or action, the indemnifying party shall not be liable to the indemnified party under this Section 9 for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof other than reasonable costs of investigation; provided, however, that the Representatives shall have the right to employ counsel to represent jointly the Representatives and those other Underwriters and their respective officers, employees and controlling persons who may be subject to liability arising out of any claim in respect of which indemnity may be sought by the Underwriters against the Company and/or the Selling Shareholder, as applicable, under this Section 9 if, the named parties to any such claim (including impleaded parties) include both such Representative, any Underwriter or any officer, employee or controlling person of a Representative or Underwriter and the Company and/or the Selling Shareholder, and the Representatives are advised in writing by counsel that representation of such indemnified party and the Company and/or the Selling Shareholder by the same counsel will be inappropriate under applicable standards of professional conduct (whether or not such representation by the same counsel has been proposed) due to actual or potential differing interests between them. It is understood, however, that in connection with any one such action, suit or proceeding or separate but substantially similar or related actions, suits or proceedings in the same jurisdiction arising out of the same general allegations or circumstances, the indemnifying party shall be liable for the reasonable fees and expenses of only one separate firm of attorneys (in addition to any local counsel) at any time for all such indemnified parties not having actual or potential differing interests, which firm shall be designated in writing. No indemnifying party shall (i) without the prior written consent of the indemnified parties (which consent shall not be unreasonably withheld), settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding, or
          (ii) be liable for any settlement of any such action effected without its written consent (which consent shall not be unreasonably withheld), but if settled with the consent of the indemnifying party or if there be a final judgment of the plaintiff in any such action, the indemnifying party agrees to indemnify and hold harmless any indemnified party from and against any loss or liability by reason of such settlement or judgment.

          (e) If the indemnification provided for in this Section 9 shall for any reason be unavailable to or insufficient to hold harmless an indemnified party under Section 9(a), 9(b) or 9(c) in respect of any loss, claim, damage or liability, or any action in respect thereof, referred to therein, then each indemnifying party shall, in lieu of indemnifying such indemnified party, contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage or liability, or action in respect thereof, (i) in such proportion as shall be appropriate to reflect the relative benefits received by the

          Company and the Selling Shareholder on the one hand and the Underwriters on the other from the offering of the Stock or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and the Selling Shareholder on the one hand and the Underwriters on the other with respect to the statements or omissions which resulted in such loss, claim, damage or liability, or action in respect thereof, as well as any other relevant equitable considerations. The relative benefits received by the Company and the Selling Shareholder on the one hand and the Underwriters on the other with respect to such offering shall be deemed to be in the same proportion as the total net proceeds from the offering of the Stock purchased under this Agreement (before deducting expenses) received by the Company and the Selling Shareholder on the one hand, and the total underwriting discounts and commissions received by the Underwriters with respect to the shares of the Stock purchased under this Agreement, on the other hand, bear to the total gross proceeds from the offering of the shares of the Stock under this Agreement, in each case as set forth in the table on the cover page of the Prospectus. The relative fault shall be determined by reference to whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company and the Selling Shareholder or the Underwriters, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company, the Selling Shareholder and the Underwriters agree that it would not be just and equitable if contributions pursuant to this Section were to be determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take into account the equitable considerations referred to herein. The amount paid or payable by an indemnified party as a result of the loss, claim, damage or liability, or action in respect thereof, referred to above in this Section shall be deemed to include, for purposes of this Section 9(e), any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 9(e), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Stock underwritten by it and distributed to the public was offered to the public exceeds the amount of any damages which such Underwriter has otherwise paid or become liable to pay by reason of any untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations to contribute as provided in this
          Section 9(e) are several in proportion to their respective underwriting obligations and not joint.

          (f) The Underwriters severally confirm and the Company and the Selling Shareholder acknowledge that the statements with respect to the public offering of the Stock by the Underwriters set forth (i) on the cover page of the Prospectus and (ii) such information under the caption "Underwriting" in the Prospectus relating to (A) any concession and reallowance figures including the public offering price and any underwriting discount or commission, (B) the allocation of shares to the Underwriters, (C) agreements among the Underwriters and not the Company, (D) factors considered in determining the initial public offering price, (E) stabilizing transactions, (F) representations of the international underwriters, (G) the role of Fidelity Capital Markets in this offering and (H) the Underwriters' intention to not confirm sales, are correct and constitute the only information concerning such Underwriters furnished in writing to the Company by or on behalf of the Underwriters specifically for inclusion in the Registration Statement and the Prospectus.

               Section 10. DEFAULTING UNDERWRITERS.

     If, on either Delivery Date, any Underwriter defaults in the performance of its obligations under this Agreement, the remaining non-defaulting Underwriters shall be obligated to purchase the Stock which the defaulting Underwriter agreed but failed to purchase on such Delivery Date in the respective proportions which the number of shares of the Firm Stock set opposite the name of each remaining non-defaulting Underwriter in SCHEDULE 1 and SCHEDULE 2 hereto bears to the total number of shares of the Firm Stock set forth opposite the names of all the remaining non-defaulting Underwriters in SCHEDULE 1 and SCHEDULE 3 hereto; provided, however, that the remaining non-defaulting Underwriters shall not be obligated to purchase any of the Stock on such Delivery Date if the total number of shares of the Stock which the defaulting Underwriter or Underwriters agreed but failed to purchase on such date exceeds 10.0% of the total number of shares of the Stock to be purchased on such Delivery Date. If the foregoing maximums are exceeded, the remaining non-defaulting Underwriters, or those other underwriters satisfactory to the Representatives, the Selling Shareholder and the Company who so agree, shall have the right (exercisable within 72 hours of the initial default), but shall not be obligated, to purchase, in such proportion as may be agreed upon among them, all the Stock to be purchased on such Delivery Date. If the remaining Underwriters or other underwriters satisfactory to the Representatives, the Selling Shareholder and the Company do not elect to purchase the Stock which the defaulting Underwriter or Underwriters agreed but failed to purchase on such Delivery Date, this Agreement (or, with respect to the Second Delivery Date, the obligation of the Underwriters to purchase, and of the Selling Shareholder and the Company to sell, the Option Stock) shall terminate without liability on the part of any non-defaulting Underwriter or the Company, except that the Selling Shareholder and the Company will continue to be liable for the payment of expenses to the extent set forth in Sections 7 and 12. As used in this Agreement, the term "UNDERWRITER" includes, for all purposes of this Agreement unless the context requires otherwise, any party not listed in Schedule 1 or 2 hereto who, pursuant to this
Section 10, purchases Stock which a defaulting Underwriter agreed but failed to purchase.

     Nothing contained herein shall relieve a defaulting Underwriter of any liability it may have to the Selling Shareholder or the Company for damages caused by its default. If other Underwriters are obligated or agree to purchase the Stock of a defaulting or withdrawing Underwriter, either the Representatives, on the one hand, or the Company and the Selling Shareholder, on the other, may postpone the Delivery Date for up to seven full business days in order to effect any changes that in the opinion of counsel for the Company and the Selling Shareholder or counsel for the Underwriters may be necessary in the Registration Statement, the Prospectus or in any other document or arrangement.

               Section 11. TERMINATION.

     The obligations of the Underwriters hereunder may be terminated by the Representatives by notice given to and received by both the Company and the Selling Shareholder prior to delivery of and payment for the Firm Stock if, prior to that time, any of the events described in Sections 8(h), 8(i) or 8(j), shall have occurred or if the Underwriters shall decline to purchase the Stock for any reason permitted under this Agreement.

               Section 12. REIMBURSEMENT OF UNDERWRITERS' EXPENSE.

     If the Selling Shareholder or the Company shall fail to tender the Stock for delivery to the Underwriters by reason of any failure, refusal or inability on the part of the Selling Shareholder or the Company to perform any agreement on its part to be performed, or because any other condition of the Underwriters' obligations hereunder required to be fulfilled by the Selling Shareholder or the Company is not fulfilled, the Company will reimburse the Underwriters for all reasonable out-of-pocket expenses (including fees and disbursements of counsel) incurred by the Underwriters in connection with this Agreement and the proposed purchase of the Stock, and upon demand the Company shall pay the full amount thereof to the Representatives. If this Agreement is terminated pursuant to
Section 10 by reason of the default of one or more Underwriters, the Company shall not be obligated to reimburse any Underwriter (other than those Underwriters approved by the Company) on account of those expenses.

               Section 13. NOTICES, ETC.

     All statements, requests, notices and agreements hereunder shall be in writing, and:

     (a) if to the Underwriters, shall be delivered or sent by mail, telex or facsimile transmission to (i) Lehman Brothers Inc., Three World Financial Center, New York, New York 10285, Attention: Syndicate Department (Fax:
     212-526-6588), with a copy, in the case of any notice pursuant to Section 8(c), to the Director of Litigation, Office of the General Counsel, Lehman Brothers Inc., 3 World Financial Center, 10th Floor, New York, NY 10285 and
     (ii) Merrill Lynch, Pierce, Fenner & Smith Incorporated, World Financial Center, North Tower, New York, New York 10281, Attention: Fritz Schlopy (Fax: 212-449-1787), with a copy to Milbank, Tweed, Hadley & McCloy LLP, 1 Chase Manhattan Plaza, New York, New York 10005, Attention: Robert W. Mullen, Jr. (Fax: 212-530-5219);

     (b) if to the Company and/or the Selling Shareholder, shall be delivered or sent by mail, telex or facsimile transmission to the address of the Company set forth in the Registration Statement, Attention: General Counsel (Fax:
     816-527-4170), with a copy to Jeff Haughey, Blackwell Sanders Peper Martin LLP, Suite 1000, 2300 Main Street, Kansas City, Missouri 64108 (Fax:
     816-983-8080);

provided, however, that any notice to an Underwriter pursuant to Section 9(d) shall be delivered or sent by mail, telex or facsimile transmission to such Underwriter at its address set forth in its acceptance telex to the Representatives, which address will be supplied to any other party hereto by the Representatives upon request. Any such statements, requests, notices or agreements shall take effect at the time of receipt thereof. Each of the Company and the Selling Shareholder shall be entitled to act and rely upon any request, consent, notice or agreement given or made on behalf of the Underwriters by Lehman Brothers Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated on behalf of the Representatives.

               Section 14. PERSONS ENTITLED TO BENEFIT OF AGREEMENT.

     This Agreement shall inure to the benefit of and be binding upon the Underwriters, the Company, the Selling Shareholder and their respective successors. This Agreement and the terms and provisions hereof are for the sole benefit of only those persons, except that (A) the representations, warranties, indemnities and agreements of the Company and the Selling Shareholder contained in this Agreement shall also be deemed to be for the benefit of the person or persons, if any, who control any Underwriter within the meaning of Section 15 of the Securities Act and, with respect to the indemnities and agreements contained in Section 9(a), for the benefit of the persons named therein, and (B) the indemnity agreement of the Underwriters contained in Section 9(c) of this Agreement shall be deemed to be for the benefit the person or persons identified in Section 9(c). Nothing in this Agreement is intended or shall be construed to give any person, other than the persons referred to in this Section 14, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein.

               Section 15. SURVIVAL.

     The respective indemnities, representations, warranties and agreements of the Company, the Selling Shareholder and the Underwriters contained in this Agreement or made by or on behalf on them, respectively, pursuant to this Agreement, shall survive the delivery of and payment for the Stock and shall remain in full force and effect, regardless of any investigation made by or on behalf of any of them or any person controlling any of them.

               Section 16. GOVERNING LAW.

     This Agreement shall be governed by and construed in accordance with the laws of New York.

               Section 17. DEFINITION OF THE TERMS "BUSINESS DAY," "SUBSIDIARY" AND "SIGNIFICANT SUBSIDIARY."

     For purposes of this Agreement, (a) "BUSINESS DAY" means each Monday, Tuesday, Wednesday, Thursday or Friday which is not a day on which banking institutions in New York are generally authorized or obligated by law or executive order to close, (b) "SUBSIDIARY" has the meaning set forth in Rule 405 of the Rules and Regulations and (c) "SIGNIFICANT SUBSIDIARY" means each of the subsidiaries of the Company meeting the requirements of Rule 1-02 of Regulation S-X under the Securities Act.

               Section 18. COUNTERPARTS.

     This Agreement may be executed in one or more counterparts and, if executed in more than one counterpart, the executed counterparts shall each be deemed to be an original but all such counterparts shall together constitute one and the same instrument.

               Section 19. HEADINGS.

     The headings herein are inserted for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

     If the foregoing correctly sets forth the agreement between the Company and the Underwriters, please indicate your acceptance in the space provided for that purpose below.

                                       Very truly yours,

                                       AQUILA, INC.




                                       By:
                                          ------------------------------------
                                          Name:
                                          Title:


                                       UTILICORP UNITED INC.




                                       By:
                                           -----------------------------------
                                           Name:
                                           Title:

Accepted:

LEHMAN BROTHERS INC.,
MERRILL LYNCH, PIERCE, FENNER & SMITH
             INCORPORATED,
SALOMON SMITH BARNEY INC.,
CREDIT LYONNAIS SECURITIES (USA) INC. AND
J.P. MORGAN SECURITIES INC.
   For themselves and as U.S. Representatives for each of the several U.S. Underwriters named in Schedule 1 hereto


By LEHMAN BROTHERS INC.                By MERRILL LYNCH, PIERCE, FENNER & SMITH
                                                   INCORPORATED

By:
   --------------------------
   Authorized Representative           By:
                                           -----------------------------------
                                           Authorized Representative

LEHMAN BROTHERS INTERNATIONAL (EUROPE),
MERRILL LYNCH INTERNATIONAL,
SALOMON BROTHERS INTERNATIONAL LIMITED,
CREDIT LYONNAIS SECURITIES AND
J.P. MORGAN SECURITIES LTD.
   For themselves and as International Representatives for each of the several International Underwriters named in Schedule 3 hereto


By LEHMAN BROTHERS INTERNATIONAL       By MERRILL LYNCH INTERNATIONAL
(EUROPE)
By:                                    By:
   --------------------------              -----------------------------------
   Authorized Representative               Authorized Representative

                                   SCHEDULE 1

                                                                               Number of Shares of Firm
U.S. Underwriters                                                                Stock to be Purchased
-----------------                                                                ---------------------
Lehman Brothers Inc...................................................                   [  ]
Merrill Lynch, Pierce, Fenner & Smith Incorporated....................                   [  ]
Salomon Smith Barney, Inc.............................................                   [  ]
Credit Lyonnais Securities (USA) Inc..................................                   [  ]
J.P. Morgan Securities Inc............................................                   [  ]
[NAMES OF OTHER U.S. UNDERWRITERS]....................................                   [  ]
                                                                                       --------
         Total........................................................                   [  ]
                                                                                       ========



                                      S1-1

                                   SCHEDULE 2

                                                                               Number of Shares of Firm
International Underwriters                                                       Stock to be Purchased
--------------------------                                                       ---------------------
Lehman Brothers International (Europe) ...............................                   [  ]
Merrill Lynch International...........................................                   [  ]
Salomon Brothers International Limited................................                   [  ]
Credit Lyonnais Securities............................................                   [  ]
J.P. Morgan Securities Ltd............................................                   [  ]
[NAMES OF OTHER INTERNATIONAL UNDERWRITERS]...........................                   [  ]
                                                                                       --------
         Total........................................................                   [  ]
                                                                                       ========


                                      S2-1

                                   SCHEDULE 3


                                 Keith G. Stamm
                                 Edward K. Mills
                                   Dan Streek
                                Jeffrey D. Ayers
                                 John A. Shealy
                                 Brock A. Shealy
                                    Kevin Fox
                                   Ruth Sotak
                                 Beth Armstrong
                                   Bruce Reed




                              Richard C. Green, Jr.
                                 Robert K. Green
                                 James G. Miller
                             Leslie J. Parrette, Jr.
                                  John R. Baker
                                   Herman Cain
                             Irvine O. Hockaday, Jr.
                            Dr. Stanley O. Ikenberry
                             Robert F. Jackson, Jr.
                             Dr. Shirley Ann Jackson
                                 L. Patton Kline



                                      S3-1

                                                                       EXHIBIT A


                            LOCK-UP LETTER AGREEMENT

LEHMAN BROTHERS INC.,
MERRILL LYNCH, PIERCE, FENNER & SMITH
            INCORPORATED,
SALOMON SMITH BARNEY INC.,
CREDIT LYONNAIS SECURITIES (USA) INC. AND
J.P. MORGAN SECURITIES INC.
   As Representatives of the several
   U.S. Underwriters named in SCHEDULE 1,

c/o Lehman Brothers Inc.
Three World Financial Center
New York, New York 10285

and

Merrill Lynch, Pierce, Fenner & Smith Incorporated
World Financial Center--North Tower
New York, New York  10281-1327

LEHMAN BROTHERS INTERNATIONAL (EUROPE),
MERRILL LYNCH INTERNATIONAL,
SALOMON BROTHERS INTERNATIONAL LIMITED,
CREDIT LYONNAIS SECURITIES AND
J.P. MORGAN SECURITIES LTD.
   As Representatives of the several
   International Underwriters named in Schedule 2,

c/o Lehman Brothers International (Europe)
One Broadgate
London EC2M 7HA
England

and

Merrill Lynch International
World Financial Center--North Tower
New York, New York  10281-1327

Dear Sirs:

     The undersigned understands that you and certain other firms propose to enter into an Underwriting Agreement (the "UNDERWRITING AGREEMENT") providing for the purchase by you and such other firms (the "UNDERWRITERS") of shares (the "SHARES") of Class A Common Stock, par value $0.01 per share, of Aquila, Inc., a Delaware corporation (the "COMPANY"), and that the Underwriters propose to reoffer the Shares to the public (the "OFFERING").

     In consideration of the execution of the Underwriting Agreement by the Underwriters, and for other good and valuable consideration, the undersigned hereby irrevocably agrees that, without the prior written consent of both Lehman Brothers Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated on behalf of the Underwriters, the undersigned will not, directly or indirectly, (1) offer for sale, sell, pledge, or otherwise dispose of (or enter into any transaction or device that is designed to, or could be expected to, result in the disposition by any person at any time in the future of) any shares of the common stock of the Company (including, without limitation, the Shares and shares of the common stock of the Company that may be deemed to be beneficially owned by the undersigned in accordance with the rules and regulations of the Securities and Exchange Commission and shares of the common stock of the Company that may be issued upon exercise of any option or warrant) or securities convertible into or exchangeable for the common stock of the Company owned by the undersigned on the date of execution of this Lock-Up Letter Agreement or on the date of the completion of the Offering, or (2) enter into any swap or other derivatives transaction that transfers to another, in whole or in part, any of the economic benefits or risks of ownership of such shares of the common stock of the Company, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of the common stock of the Company or other securities, in cash or otherwise, for a period of 180 days after the date of the final Prospectus relating to the Offering, except that the undersigned may make gifts of such securities to members of the undersigned's "immediate family" (as such term is defined under Item 404 of Regulation S-K under the Securities Act of
1933) or transfer such securities to one or more trusts established for the benefit of members of the undersigned's immediate family and make involuntary transfers; provided, that any such transferee agrees in writing to be bound by the terms hereof.

     In furtherance of the foregoing, the Company, the Selling Shareholder and the Transfer Agent are hereby authorized to decline to make any transfer of securities if such transfer would constitute a violation or breach of this Lock-Up Letter Agreement.

     It is understood that, if the Company and/or UtiliCorp United Inc., as selling shareholder (the "Selling Shareholder") notifies you that it does not intend to proceed with the Offering, if the Underwriting Agreement does not become effective, or if the Underwriting Agreement (other than the provisions thereof which survive termination) shall terminate or be terminated prior to payment for and delivery of the Shares, we will be released from our obligations under this Lock-Up Letter Agreement.

     The undersigned understands that the Company, the Selling Shareholder and the Underwriters will proceed with the Offering in reliance on this Lock-Up Letter Agreement.

     Whether or not the Offering actually occurs depends on a number of factors, including market conditions. Any Offering will only be made pursuant to an Underwriting Agreement, the terms of which are subject to negotiation among the Company, the Selling Shareholder and the Underwriters.

     The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this Lock-Up Letter Agreement and that, upon request, the undersigned will execute any additional documents necessary in connection with the enforcement hereof. Any obligations of the undersigned shall be binding upon the heirs, personal representatives, successors and assigns of the undersigned.

                                       Very truly yours,




                                       By:
                                           --------------------------------
                                           Name:
                                           Title:


Dated: April __, 2001



                                      A-2